Exhibit 5.1
8 May 2009

Xinhua Sports & Entertainment Limited	DIRECT LINE:	2842 9556
2201, Tower D	E-MAIL:	christopher.bickley@conyersdillandpearman.com
Central International Trade Center	OUR REF:	AH/cy/295191 (M#872937)
6A Jian Wai Avenue	YOUR REF:
Chaoyang District Beijing, 100022 People’s Republic of China
Dear Sirs,
Xinhua Sports & Entertainment Limited (the “Company”)
We have acted as special Cayman legal counsel to the Company in connection with a public offering of certain class A common shares of US$0.001 par value (the “Shares”) in the Company in the form of American Depositary Shares as described in the Company’s registration statement on Form F-3 (the “Registration Statement,” which term does not include any exhibits thereto) filed pursuant to Rule 415 under the United States Securities Act of 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “SEC”) with respect to the offer and sale of up to 84,743,194 Shares by selling shareholders of the Company.
For the purposes of giving this opinion, we have examined and relied upon a copy of the Registration Statement.
We have also reviewed and relied upon (1) the memorandum of association and the articles of association of the Company, (2) the register of members of the Company (“Register”), (3) a copy of an undertaking from the Governor-in-Council of the Cayman Islands under the Tax Concessions Law (1999 Revision) dated 6 December 2005 and (4) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.
We have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (ii) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us; (iii) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; and (iv) the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with or declared effective by the SEC.
“Non-assessability” is not a legal concept under Cayman Islands law, but when we describe

Xinhua Sports & Entertainment Limited
8 May 2009

the shares herein as being “non-assessable” we mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any of the shares (but only with respect to such member), that no further sums are payable with respect to the issue of such shares and no member shall be bound by an alteration in the constitutional documents after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.
We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.
On the basis of and subject to the foregoing, we are of the opinion that:
(1)	The Company is duly incorporated and existing under the laws of the Cayman Islands.

(2)	Based solely on our review of the Register, there are 152,028,667 Shares and 326,400 series B preferred shares of US$0.001 par value in issue and all such shares have been validly issued, fully paid and non-assessable (meaning that no further sums are payable to the Company with respect to the holding of such shares).

(3)	The statements relating to certain Cayman Islands tax matters set forth under the caption “Taxation—Cayman Islands Taxation” in the Registration Statement constitute the opinion of Conyers Dill & Pearman and are accurate in all material respects.
We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the references to us under the headings “Enforceability of Civil Liabilities” and “Legal Matters” in the Registration Statement and any supplement thereto. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the SEC thereunder.
Yours faithfully,
/s/ Conyers Dill & Pearman
CONYERS DILL & PEARMAN